Exhibit 4.4

EXECUTION COPY

ENVESTNET ASSET MANAGEMENT GROUP, INC.

SECOND AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

Reference is made to the Registration Rights Agreement dated as of March 22, 2004 among Envestnet Asset Management Group, Inc., a Delaware corporation, then known as Envestnet Asset Management, Inc. (the “Company”) and the persons listed on Schedule A thereto, as amended by that certain First Amendment to Registration Rights Agreement, dated as of August 30, 2004 (the “Registration Rights Agreement”). Capitalized terms used herein shall have the meaning set forth in the Registration Rights Agreement.

Effective March 24, 2005 (the “Effective Date”), the Company and the undersigned holders of at least 66 2/3% of the Registrable Common Stock issued and outstanding hereby agree as follows:

1. Section 1.1 of the Registration Rights Agreement is hereby amended by restating the first sentence thereof to read as follows:

Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in that certain Second Amended and Restated Stockholders’ Agreement dated as of March 24, 2005, among the Company and certain stockholders of the Company parties thereto.

2. Section 9.1 of the Registration Rights Agreement is hereby amended by inserting the following at the end thereof:

Notwithstanding anything to the contrary contained herein, any Permitted Transferee that is a charity shall not be subject to the terms of this Section 9.1.

3. Schedule A to the Registration Rights Agreement is hereby amended by adding FMR Corp., a Delaware corporation, as a Holder, and FMR. Corp. hereby agrees to become subject to the restrictions applicable to Holders under the Registration Rights Agreement.

4. Except as amended hereby, the Registration Rights Agreement shall continue in full force and effect as heretofore.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed on the Effective Date.

THE COMPANY:	ENVESTNET ASSET MANAGEMENT GROUP, INC.,
a Delaware corporation

	By:	/s/ Judson Bergman
Chief Executive Officer

HOLDERS:	FMR CORP., a Delaware corporation

	By:	/s/ Karen Hammond
Karen Hammond, Treasurer

THE ENVESTNET GROUP, INC., a Delaware corporation

	By:	/s/ Judson Bergman
Judson Bergman, Chief Executive Officer

Siva Suresh

By: GRP Management Services Corp, as trustee under that certain Voting Trust Agreement dated as of March 1, 2005

	By:	/s/ Steven E. Lebow
	Name:	Steven E. Lebow
	Title:	Chairman

Karen McCue

By: GRP Management Services Corp, as trustee under that certain Voting Trust Agreement dated as of March 1, 2005

	By:	/s/ Steven E. Lebow
	Name:	Steven E. Lebow
	Title:	Chairman

Mohan Ananda

By: GRP Management Services Corp. as trustee under that certain Voting Trust Agreement dated as of March 1, 2005

By:	/s/ Steven E. Lebow
Name:	Steven E. Lebow
Title:	Chairman

Suresh Kolachalam

By: GRP Management Services Corp, as trustee under that certain Voting Trust Agreement dated as of March 1, 2005

By:	/s/ Steven E. Lebow
Name:	Steven E. Lebow
Title:	Chairman

S. Ramesh

By: GRP Management Services Corp. as trustee under that certain Voting Trust Agreement dated as of March 1, 2005

By:	S. Ramesh
Name:
Title:

Dr. C. Siva

By: GRP Management Services Corp. as trustee under that certain Voting Trust Agreement dated as of March 1, 2005

By:	Dr. C. Siva
Name:
Title:

GRP II, L.P.

By: GRPVC, L.P., its General Partner

By: GRP Management Services Corp., a Delaware corporation, its General Partner

By:	/s/ Steven E. Lebow
Name:	Steven E. Lebow
Title:	Chairman

GRP II Partners, LP., a Delaware limited partnership

By: GRPVC, L.P., its General Partner

By: GRP Management Services Corp., a Delaware Corporation, its General Partner

By:	/s/ Steven E. Lebow
Name:	Steven E. Lebow
Title:	Chairman

GRP II Investors, L.P., a Delaware limited partnership

By: Merchant Capital, Inc., its General Partner

By:	/s/ Steven E. Lebow
Name:	Steven E. Lebow
Title:	Chairman

/s/ Michael Apker
Michael Apker

/s/ Vigneswara Mokkarala
Vigneswara Mokkarala

/s/ Scott Grinis
Scott Grinis

Foundation Capital III, L.P.
By: Foundation Capital Management Co. III, LLC

By:	/s/ Warren Weiss
Name:	Warren Weiss
Title:	Manager

Foundation Capital III Principals Fund, L.P.
By: Foundation Capital Management Co. III, LLC

By:	/s/ Warren Weiss
Name:	Warren Weiss
Title:	Manager

LMS Capital (Bermuda) Limited

By:	/s/ Daniel Bordage
Name:	DANIEL BORDAGE
Title:	DIRECTOR